UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2009

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-33606 (Commission File Number)	98-0501001 (I.R.S. Employer Identification No.)
19 Par-La-Ville Road, Hamilton, HM 11 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXHIBIT INDEX
SIGNATURES
EX-99.1
EX-99.2
EX-99.3

Item 8.01.	Other Events.
Validus Holdings, Ltd. (“Validus”) announced on May 18, 2009 that it has increased its offer to amalgamate with IPC Holdings, Ltd. (“IPC”). Validus has delivered an offer letter (the “Offer Letter”) to the Board of Directors of IPC in which Validus has proposed an amalgamation with IPC pursuant to which Validus would pay per share consideration consisting of 1.1234 Validus voting common shares, par value $0.175 per share (“Validus Shares”), and $3.00 in cash, less any applicable withholding tax and without interest. The increased offer provides IPC shareholders with total consideration of $30.14 per IPC common share, par value $0.01 per share (“IPC Shares”), based on the closing price of Validus Shares on Friday, May 15, 2009, a 13.2% premium to the closing price of IPC Shares that day and a 21.9% premium based on the respective closing prices of IPC Shares and Validus Shares on March 30, 2009, the last trading day before the announcement of Validus’ initial amalgamation offer to IPC.
Validus delivered with the Offer Letter a signed amendment, dated as of May 18, 2009 (the “Amendment”), to the Agreement and Plan of Amalgamation, dated as of March 31, 2009 (the “Amalgamation Agreement”), such that, upon termination of IPC’s amalgamation agreement with Max Capital Group Ltd. (the “Max Amalgamation Agreement”), IPC would have the certainty of Validus’ transaction and would be able to sign the Amalgamation Agreement.
Pursuant to the Amendment, the terms of the Amalgamation Agreement have been amended to (w) alter the per share consideration to be paid to the holders of IPC Shares, including revising the exchange ratio and providing for $3.00 in cash, less any applicable withholding tax and without interest, (x) amend the covenants to permit IPC to declare and pay a one-time dividend to the holders of IPC shares in an aggregate amount not to exceed any reduction in the termination fee under the Max Amalgamation Agreement, (y) add a proviso to the restrictions on the solicitation of acquisition proposals by IPC to provide that IPC and its subsidiaries and their respective personnel and representatives may, if IPC’s Board of Directors concludes in good faith that such action is required in order for IPC’s directors to comply with fiduciary duties under applicable law, and if IPC complies with certain notification and confidentiality requirements, participate or otherwise engage in discussions with or provide confidential information or data relating to an acquisition proposal for IPC and (z) amend certain other provisions of the Amalgamation Agreement in order to address changes in the expected timing of Validus’ and IPC’s respective shareholder meetings relating to the Amalgamation Agreement and to provide for other revisions.
A copy of the Offer Letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. A copy of the press release announcing the Offer Letter and the Amendment is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference. The descriptions of the Offer Letter and the Amendment and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the Offer Letter and the Amendment.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
Exhibit 99.1	Offer Letter by Validus Holdings, Ltd., dated as of May 18, 2009.
Exhibit 99.2	Amendment to Agreement and Plan of Amalgamation, dated as of May 18, 2009, among IPC Holdings, Ltd. (signature pending), Validus Holdings, Ltd. and Validus Ltd.
Exhibit 99.3	Press Release, dated May 18, 2009, entitled “Validus Increases Offer for IPC Holdings.”

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Offer Letter by Validus Holdings, Ltd., dated as of May 18, 2009.
Exhibit 99.2	Amendment to Agreement and Plan of Amalgamation, dated as of May 18, 2009, among IPC Holdings, Ltd. (signature pending), Validus Holdings, Ltd. and Validus Ltd.
Exhibit 99.3	Press Release, dated May 18, 2009, entitled “Validus Increases Offer for IPC Holdings.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 18, 2009

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Joseph E. (Jeff) Consolino
Name: Joseph E. (Jeff) Consolino
Title: Executive Vice President & Chief Financial Officer